UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2007

ZEALOUS TRADING GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-26383 (Commission File Number)	88-0325940 (I.R.S. Employer Identification Number)

1800 Century Park East, Suite 200, Los Angeles, California 90067
 (Address of principal executive offices) (zip code)

(310) 895-7778
 (Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2007, Sothi Thillairajah was appointed as the Chief Financial Officer of Zealous Trading Group, Inc. (the “Company”) effective December 1, 2007. Since September 2007, Mr. Thillairajah has served as the Chief Financial Officer and Chief Operating Officer of Zealous Holdings, Inc.

 From July 2007 through September 2007, Mr. Thillairajah served as a consultant for Zealous Holdings, Inc. From December 2006 to July 2007, Mr. Thillairajah served as Chief Financial Officer of Tatonka Oil and Gas, Inc., a publicly traded oil and gas  company based in Denver, CO. Between February and December 2006, Mr. Thillairajah served as the Chief Executive Officer and as a Director for a publicly traded VOIP telecom company based in La Jolla, California. Between July 2005 and February 2006, Mr. Thillairajah served as the company’s Chief Operating Officer. From January 5, 2005 to July 5, 2005, Mr. Thillairajah was a Director in the derivatives group of Societe Generale, focusing on hedge funds. From April 2002 to November 2004, Mr. Thillairajah was head of linear options sales for Commerz Bank.  From December 2000 to June 2001, Mr. Thillairajah was Vice President of international equity sales for BNP Paribas. From July 1997 to March 2000, Mr. Thillairajah was a principal of Bankers Trust in the international equity sales division. Mr. Thillairajah earned an MBA from the University of Chicago and he graduated cum laude with a BA in Economics from the University of Rochester.

On July 16, 2007, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with its wholly-owned subsidiary, ASNI II, Inc., a Delaware corporation (“ASNI-II”) and Zealous Holdings, Inc., a Delaware corporation (“Zealous”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Zealous will merge with and into ASNI-II, with ASNI-II as the surviving corporation of the merger (the “Merger”). As a result of the Merger, Zealous will become a wholly-owned subsidiary, through which our operations will be conducted. Zealous owns Zealous ATS, LLC, through its wholly-owned subsidiary Zealous Capital Markets, LLC, a Delaware limited liability company and registered Broker-Dealer, Member FINRA/SIPC.

Mr. Thillairajah has not entered into an employment agreement with the Company; however, it has been agreed that his initial compensation will be fixed at $1 per year at the request of his current employer, Zealous Holdings, Inc., and he will be subject to the direction of the Board of Directors.  Mr. Thillairajah’s compensation from the Company will be addressed upon the completion of the Merger.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 6, 2007	Zealous Trading Group, Inc.

	By:	/s/ Milton C. Ault, III
Milton C. Ault, III
President and Chief Executive Officer

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